UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2022 (the “Closing Date”), Regional Management Corp. (the “Company”) completed a private offering and sale of $200 million principal amount of asset-backed notes (the “2022-2B Securitization”). The 2022-2B Securitization consisted of the issuance of three classes of fixed rate asset-backed notes, the Class A 7.10% asset-backed notes (the “Class A Notes”), the Class B 8.51% asset-backed notes (the “Class B Notes”) and the Class C 7.75% asset-backed notes (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”). The Notes were issued by Regional Management Issuance Trust 2022-2B (the “Issuer”), a newly formed special purpose entity that is indirectly owned by the Company. The Class A Notes and the Class B Notes were offered and sold to the Initial Purchasers (as defined below) on the Closing Date. The Class C Notes were retained by Regional Management Receivables III, LLC, a Delaware limited liability company that is a special purpose subsidiary of the Company (the “Depositor”), on the Closing Date, provided, that the Depositor may offer and sell the Class C Notes in whole or in part from time to time following the Closing Date. The Notes are collateralized by a pool of soft secured, hard secured, and unsecured consumer loans, some of which constitute personal loans originated through the Company’s convenience check direct mail campaigns, having an aggregate principal balance of approximately $232.6 million as of September 30, 2022 (the “Loans”), and a certificate which represents a beneficial interest in certain Loans (the “2022-2B SUBI Certificate”).

Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC acted as joint bookrunners and BMO Capital Markets Corp. acted as a co-manager with each of them acting as an initial purchaser (the “Initial Purchasers”). The Notes were rated by DBRS, Inc. and Standard & Poor’s Ratings Services on the issue date, and the Notes each received investment grade ratings.

The following table summarizes certain aspects of the 2022-2B Securitization:

Principal Amount:	$130.810 million (Class A) $52.910 million (Class B) $16.280 million (Class C) $200.0 million (Total)

Interest Rate:	7.10% (Class A) 8.51% (Class B) 7.75% (Class C)

Purchase Price (% of Par):	99.98671% (Class A) 99.99002% (Class B) 93.87708% (Class C)

Revolving Period:	Ends on the close of business on October 31, 2024

Optional Call Date:	Beginning November 15, 2024

Final Maturity Date:	November 17, 2031

To implement the 2022-2B Securitization, (i) Regional Management Receivables II, LLC, a special purpose entity and wholly-owned subsidiary of the Company (the “RMR II Warehouse Borrower”), entered into a purchase agreement, dated as of the Closing Date, by and between the RMR II Warehouse Borrower and the Company (the “RMR II Purchase Agreement”), (ii) Regional Management Receivables IV, LLC, a special purpose entity and wholly-owned subsidiary of the Company (the “RMR IV Warehouse Borrower”), entered into a purchase agreement, dated as of the Closing Date, by and between the RMR IV Warehouse Borrower and the Company (the “RMR IV Purchase Agreement”), (iii) Regional Management Receivables V, LLC, a special purpose entity and wholly-owned subsidiary of the Company (the “RMR V Warehouse Borrower”), entered into a purchase agreement, dated as of the Closing Date, by and between the RMR V Warehouse Borrower and the Company (the “RMR V Purchase Agreement”) and (iv) certain wholly-owned direct or indirect subsidiaries of the Company (each a “Regional Originator”) distributed and assigned either directly or indirectly certain Loans and related assets to the Company pursuant to an omnibus distribution and assignment agreement, dated as of the Closing Date, by and between such subsidiaries and the Company (the “Omnibus Distribution and Assignment Agreement”). The Company then sold and conveyed the Loans and related assets and the 2022-2B SUBI Certificate to the Depositor pursuant to a loan purchase agreement, dated as of the Closing Date, by and between the Company and the Depositor (the “Loan Purchase Agreement”). The Depositor then conveyed the Loans and related assets and the 2022-2B SUBI Certificate to the Issuer pursuant to a sale and servicing agreement, dated as of the Closing Date, by and among the Depositor, the Issuer, the Company as servicer (the “Servicer”), certain affiliates of the Company as subservicers, and Regional Management North Carolina Receivables Trust (the “Sale and Servicing Agreement”).

The Omnibus Distribution and Assignment Agreement, the RMR II Purchase Agreement, the RMR IV Purchase Agreement, the RMR V Purchase Agreement and the Loan Purchase Agreement each contain customary corporate representations and warranties and customary covenants of the Regional Originators, the RMR II Warehouse Borrower, the RMR IV Warehouse Borrower, the RMR V Warehouse Borrower and the Company, respectively, including negative covenants restricting (a) the sale, assignment, or transfer of the purchased Loans and related assets (or any interest therein) to another person and (b) the taking of any other action that is inconsistent with the ownership of the purchased Loans and related assets. In order for a Loan to be eligible for sale by the Company to the Depositor, the Loan must meet all applicable eligibility criteria. The eligibility criteria include, among other things, that the applicable Loan (a) has an amount financed that is greater than $500 and less than $25,000, (b) has an original and current annual percentage rate equal to or greater than 5.00% and equal to or less than 36.00%, (c) has been serviced and at all times maintained in accordance with the Company’s credit and collection policy by the Company or an affiliate, (d) arises from or in connection with a bona fide sale or loan transaction (including any amounts in respect of interest and other charges and fees assessed on the Loan), (e) is evidenced by an electronic contract if such loan is an electronic loan, and (f) complies in all material respects with applicable law.

The Loans will be serviced pursuant to the terms of the Sale and Servicing Agreement. The Servicer may delegate servicing responsibilities to other persons and will enlist the affiliates of the Company that originated the Loans to act as subservicers. The Sale and Servicing Agreement contains customary servicer defaults (subject to materiality thresholds and cure periods), including (a) failure by the Servicer to make any required payment, transfer, or deposit or to give instructions or notice to the Indenture Trustee to make such payment, transfer, or deposit, in an aggregate amount exceeding $50,000, (b) non-compliance with covenants, (c) breach of a representation, warranty, or certification, or (d) an insolvency event involving the Servicer. If the Company, as servicer, defaults in its obligations under the Sale and Servicing Agreement, Computershare Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), may (and upon the written direction of the required noteholders shall) terminate and replace the Servicer.

The Notes were issued by the Issuer pursuant to an indenture, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee, the Securities Intermediary and the Servicer (the “Indenture”). The stated maturity of the Notes is November 17, 2031. Prior to maturity, the Issuer may redeem the Notes in full, but not in part, at its option (an “Optional Call”) on any business day on or after the payment date for the Notes occurring in November 2024 (as applicable, the “Redemption Date”). The amount at which the Notes may be redeemed must equal at least the sum of (i) the aggregate principal balance of the Notes on the record date preceding the Redemption Date, plus (ii) accrued and unpaid interest on the Notes, plus (iii) any accrued and unpaid other contractual expenses, indemnification amounts, or other amounts owed by the Issuer, minus (iv) all amounts then on deposit in the collection account, principal distribution account, and reserve account (the “Note Accounts”) and available to be distributed pursuant to the priority of payments on the Redemption Date.

No payments of principal of the Notes will be made during the Revolving Period. The Company may indirectly sell and convey additional Loans to the Issuer during the Revolving Period until the earlier of the close of business on October 31, 2024 and the close of business immediately preceding the day on which an early amortization event or event of default (as described below) is deemed to have occurred, provided that after the Revolving Period is terminated it may be reinstated in certain limited circumstances. Under the Indenture, an early amortization event includes a servicer default.

The Indenture also contains customary events of default (subject to materiality thresholds and cure periods), including (a) failure of the Indenture Trustee to maintain a first priority perfected security interest in all or a material portion of the trust estate, (b) the Issuer or the Depositor becoming taxable as an association or a publicly traded partnership taxable as a corporation under the Internal Revenue Code, (c) failure to pay the principal balance of all outstanding Notes of any class, together with all accrued and unpaid interest thereon, in full on the stated maturity for such class, (d) non-compliance with covenants on the part of the Issuer or the Depositor, or (e) a breach of a representation, warranty, or certification by the Issuer, the Depositor, or the Servicer.

In the case of an event of default under the Indenture (except for an event of default relating to an insolvency event with respect to the Issuer or the Depositor), the Indenture Trustee shall, at the written direction of the required noteholders, declare all Notes immediately due and payable by notice to the Issuer, and upon such declaration, the unpaid principal amount of the Notes, together with any accrued and unpaid interest, will become immediately due and payable. In the case of an event of default that relates to an insolvency event with respect to the Issuer or the Depositor, the unpaid principal of the Notes, together with any accrued and unpaid interest, will become automatically due and payable.

Pursuant to the Sale and Servicing Agreement and in accordance with the Indenture, the Servicer may, on any business day occurring on or after the date on which the aggregate principal balance of the outstanding Notes is reduced to 10% or less of the initial principal balance of the Notes, at its option purchase all of the Loans and related assets at a redemption price equal to the then aggregate fair market value of the Loans and related assets as of the date which is five (5) business days prior to the business day on which such option is exercised. The Issuer will redeem and retire the Notes in the event that the Servicer exercises the optional purchase right, and the Servicer may only exercise the optional purchase right if the redemption price equals or exceeds the sum of (i) the amount necessary for the Issuer to redeem all of the Notes in full on the applicable date of final payment on the Notes in accordance with the priority of payments (taking into account all amounts of available funds and any other amounts then on deposit in the Note Accounts and available to be distributed pursuant to the priority of payments on the applicable date of final payment on the Notes) and (ii) any accrued and unpaid other expenses, indemnification amounts, or other amounts owed by the Issuer.

On the Closing Date, the Depositor applied the net proceeds of the sale of the Class A Notes and the Class B Notes to pay a portion of the purchase price (the “Purchase Price”) of the initial Loans and the 2022-2B SUBI Certificate transferred to the Issuer on the Closing Date and to fund the reserve account. The remaining portion of the Purchase Price was treated as a capital contribution by the Company to the Depositor. The Company applied the portion of the Purchase Price paid in cash to, among other things, to repay a portion of the existing indebtedness under its senior revolving credit facility and outstanding warehouse facilities.

The Class A Notes and the Class B Notes were offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Class C Notes were retained by the Depositor on the Closing Date, provided, that the Depositor may offer and sell the Class C Notes in whole or in part from time to time following the Closing Date. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell, or hold any securities and can be changed or withdrawn at any time.

For a complete description of the terms of the Sale and Servicing Agreement and the Indenture, see Exhibit 10.1 and Exhibit 4.1 hereto. The foregoing description is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sale and Servicing Agreement and the Indenture, which are incorporated by reference herein.

On or after the first payment date, which is November 15, 2022, the Company will make available the monthly servicer reports relating to the 2022-2B Securitization on its investor relations website at www.regionalmanagement.com.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	FD Disclosure.

On October 20, 2022, the Company issued a press release regarding the 2022-2B Securitization. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated October 20, 2022, by and among Regional Management Issuance Trust 2022-2B, as issuer, Regional Management Corp., as servicer, and Computershare Trust Company, N.A., as indenture trustee and securities intermediary.

10.1	Sale and Servicing Agreement, dated October 20, 2022, by and among Regional Management Receivables III, LLC, as depositor, Regional Management Corp., as servicer, the subservicers party thereto, Regional Management Issuance Trust 2022-2B, as issuer, and Regional Management North Carolina Receivables Trust, acting thereunder solely with respect to the 2022-2B SUBI.

99.1	Press Release, dated October 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: October 20, 2022	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer

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